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                                                                   EXHIBIT 21.01



                         LIST OF REGISTRANT'S SUBSIDIARIES


                                                    Percentage Owned by
Name                     Country of Organization    Hybrid Networks, Inc.
----                     -----------------------    ---------------------
HN Acquisition Corp.     Delaware, United States             100%